EXECUTION COPY
AMENDED AND RESTATED OPTION AGREEMENT
     This Amended and Restated Option Agreement (this “Agreement”), dated as of January 1, 2008, is by and among Privileged Access, LP, a Delaware limited partnership (“Grantor”), PATT Holding Company, LLC, a Delaware limited liability company (“PATT”), Outdoor World Resorts, LLC, a Delaware limited liability company (“OW”), PA-Trails Plus, LLC, a Delaware limited liability company (“PTP”), and Mid-Atlantic Resorts, LLC, a Delaware (“MAR”) and MHC T1000 Trust, a Maryland real estate investment trust (“Optionee”).
RECITALS
     A. Grantor has requested that certain Affiliates of Optionee (the “MHC Parties”), grant their consent (the “Consent”) to the terms and condition of (i) that certain Second Amended and Restated Lease Agreement, dated as of January 1, 2008, between MHC TT Leasing Company, Inc., a Delaware corporation and Thousand Trails Operations Holding Company, L.P., a Delaware limited partnership (“TTO”) (the “TT Lease”); (ii) that certain Amended and Restated Lease Agreement dated as of January 1, 2008 between MAR and MHC Operating Limited Partnership (the “MAR Lease”) and (iii) that certain Amended and Restated Lease Agreement dated as of January 1, 2008 by and between OW and MHC Operating Limited Partnership (the “OW Lease” and, collectively with the TT Lease and the MAR Lease, the “Leases”).
     B. In order to induce the MHC Parties to grant the Consent, Grantor and PATT, OW, PTP and MAR, each a Subsidiary of Grantor, have agreed to grant the option and other rights contemplated hereby to Optionee.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
     When used herein the following terms shall have the following meanings:
     “Affiliate” as applied to any Person, means any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, includes the possession, directly or indirectly, of 10% or more of the total number of votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of such Person in any election of directors of such Person (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise.

     “Closing” shall have the meaning set forth in the Securities Purchase Agreement (as defined below).
     “Event of Default” means any default by Grantor or any of the Target Companies in the timely performance of any of their respective Secured Obligations (as defined below).
     “Fair Market Value” means the aggregate purchase price that a willing buyer would pay to a willing seller for the purchase of all of the equity interests (on a fully diluted basis) in any or all of the Target Companies, determined based on the most recently delivered Financial Statements and Schedules (the “Valuation Schedules”), assuming that (i) the debt, cash, working capital and other assets and liabilities of the relevant Target Companies and their Subsidiaries are as set forth on such Financial Statements, (ii) control of the relevant Target Companies are being transferred and (iii) the Securities would be acquired pursuant to the Securities Purchase Agreement as qualified by the Valuation Schedules to the extent such Valuation Schedules affect the value of the Securities (including, without limitation, the fact that the representations and warranties under the Securities Purchase Agreement do not survive the Closing).
     “Financial Statements” means the financial statements required to be delivered pursuant to Section 6.1(a).
     “GAAP” means generally accepted accounting principles, consistently applied.
     “Liens” means any claims, liens, charges, rights, restrictions, options, preemptive rights, mortgages, deeds of trust, hypothecations, assessments, pledges, encumbrances, claims of equitable interest or security interests of any kind or nature whatsoever.
     “Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
     “Schedules” means the schedules that would be required to be delivered pursuant to the Securities Purchase Agreement had it been entered into by Grantor and Optionee on the date of such schedules.
     “Subsidiary” means, with respect to any entity, any corporation, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such entity or one or more Subsidiaries of such entity or by such entity and one or more Subsidiaries of such entity.
     “Target Company” means, as of the date of this Agreement, PATT, OW, PTP and MAR. In the event that the Grantor acquires equity interests in any entity subsequent to the date hereof, such entity shall be deemed a “Target Company” and Optionee’s Option, as defined herein, shall be deemed to extend over such entity.

ARTICLE II
Option
     2.1 Grantor hereby grant to Optionee (or one or more of Equity LifeStyle Properties, Inc. and its Subsidiaries) the exclusive, irrevocable right and option (the “Option”) to acquire all outstanding equity interests in and all options, warrants or other rights of any kind to acquire such equity interests (collectively, the “Securities”) in any or all, in Optionee’s sole and absolute discretion, of the Target Companies for a purchase price equal to the aggregate Final Fair Market Value of such Target Companies with respect to which Optionee has exercised its option, which aggregate Final Fair Market Value has been determined pursuant to Article III no more than sixty-five (65) days prior to the delivery of the Option Notices (the “Closing Fair Market Value”). The term of the Option shall commence on the date hereof and terminate on the date on which the Leases terminate (the “Option Term”); provided, however, that in the event the Option has been exercised prior to the termination of the Leases and the Closing is scheduled to occur after termination of the Leases, the Option Term shall be extended until the Closing or a rescission of the exercise pursuant to Section 3.5. Provided that (i) Optionee or one of its Affiliates obtains either (a) a commitment from a law firm to provide a legal opinion that, if the Option is exercised, the income Optionee receives from the Membership Contracts (as defined in the Leases) “should” or “will” constitute income described in Sections 856(c)(2) and 856(c)(3) of the Internal Revenue Code (the “Code”) or (b) a private letter ruling from the Internal Revenue Service that, if the Option is exercised, the income Optionee would receive from the Membership Contracts will constitute income described in Sections 856(c)(2) and 856(c)(3) of the Internal Revenue Code; (ii) Optionee or one of its Affiliates obtains approval from the U.S. Forest Service for the transfer of PATT; (iii) Optionee or one of its Affiliates obtains consent to transfer at least 50% of the currently outstanding liquor licenses held by Affiliates of each Target Company (and associated with such Target Company’s or its Subsidairy’s operation of its campgrounds and associated facilities); and (iv) Optionee obtains an opinion from legal counsel that the transfer of any Target Company to Optionee will not adversely affect the U.S. federal income tax treatment of the rental payments Optionee has received under the Leases in prior taxable years (the “Tax Conditions”), the Option shall be exercisable beginning on April 14, 2009 and ending on the date on which the Leases terminate (such period, the “Exercise Period”). Grantor and each Target Company expressly acknowledges and agrees that Optionee is under no obligation to exercise the Option; that (subject the Tax Conditions) Optionee may exercise or not exercise the Option in Optionee’s sole and absolute discretion; that Optionee may exercise its Option against any (or all) of the Target Companies during the Exercise Period (provided, however, that the Tax Conditions must be satisfied with respect to all Target Companies in order for the Option to exercised with respect to any Target Company) without prejudice to its right to subsequently exercise the Option against any other Target Company and that neither Optionee nor any of its Affiliates, agents, or other persons acting on its behalf shall have any liability to Grantor, the Target Companies or any other person for exercising or failing to exercise the Option.
     2.2 Prior to the termination of the Option Term, Grantor shall not directly or, except as expressly and affirmatively authorized under the Leases, indirectly, transfer, sell, convey, exchange or otherwise dispose of (herein referred to as a “transfer”), or grant any option or other right to acquire or enter into any other agreement, arrangement or understanding providing for any of the foregoing (contingent or otherwise) with respect to, any Securities, except to Optionee in accordance with Article III. Any purported transfer of Securities to a party other than Optionee prior to the termination of the Option Term shall be void and ineffective, and the relevant Target Company shall not recognize or be bound by any such purported transfer and shall not effect any such purported transfer on the books of any such relevant Target Company. In the event of any indirect transfer of Securities expressly and affirmatively authorized under the Leases, Grantor and any relevant Target Company shall continue to be bound by this Agreement. In addition, prior to the termination of the Option Term, Grantor will not pledge, or otherwise create, incur, assume or suffer to exist any Lien on any Securities. Notwithstanding the foregoing, Optionee hereby expressly agrees and acknowledges that Grantor and its Affiliates have granted an option under that certain Option Agreement, dated as of January 1, 2008, to PA-DC, LLC (the “PA Option”) and that such PA Option shall be deemed valid and binding upon Grantor and its Affiliates, as applicable.
     2.3 If Optionee exercises the Option as to any of the Target Companies pursuant to Section 3.4 (and does not rescind such exercise pursuant to Section 3.5), in each such instance Grantor shall, on the date specified in the Option Notice, execute and deliver to Optionee a Securities Purchase Agreement in the form attached hereto as Exhibit A (the “Securities Purchase Agreement”) in which the Cash Purchase Price (as defined in the Securities Purchase Agreement) for the relevant Target Company (or Target Companies) shall be equal to the Closing Fair Market Value of such relevant Target Company (or Target Companies), subject to adjustment as set forth in Section 2.4 below) and to which the Valuation Schedules are attached; provided, however, that in the event that, as a result of a change in law occurring after the date hereof, a Grantor would be in violation of such law as a result of executing and delivering the Securities Purchase Agreement, Grantor may request Optionee’s consent to revisions to the Securities Purchase Agreement only to the extent necessary to prevent such violation of law, which consent may not be unreasonably withheld.
     2.4 If Optionee exercises the Option as to any of the Target Companies pursuant to Section 3.4 (and does not rescind such exercise pursuant to Section 3.5), with respect to each such instance Grantor and the relevant Target Companies agree that, if and as requested in writing by Optionee, (i) such relevant Target Companies shall, simultaneously with the Closing, transfer the equity interests of one or more of their Subsidiaries to one or more of Equity LifeStyle Properties, Inc. or its Subsidiaries as may be designated by Optionee, in which event any such equity interests shall be transferred for no consideration and the Closing Fair Market Value shall not be modified with respect to any such transfer or (ii) such relevant Target Companies shall, simultaneously with the Closing, transfer or otherwise dispose of their equity interests in one or more of their Subsidiaries to an entity mutually agreed upon by Grantor and Optionee, in which event the Closing Fair Market Value shall be reduced by the Fair Market Value of such transferred Subsidiaries, as determined in the manner set forth in Article III hereof.

ARTICLE III
Exercise of Option
     3.1 On November 1, 2009 and each November 1st thereafter, Grantor and each Target Company shall prepare and deliver to Optionee Schedules dated as of November 1st of the applicable year. In addition, at any time during the Exercise Period or thirty (30) days prior thereto, upon Optionee’s written request, Grantor and each Target Company shall prepare and deliver to Optionee Schedules dated as of a date not earlier than the request and not later than fifteen (15) days after the Company’s receipt of such request; provided, however, that in no event shall Optionee request Schedules more than twice in any twelve (12) month period.
     3.2 On November 10, 2009 and each November 10th thereafter, Optionee shall prepare and deliver to Grantor written notice of its determination of Fair Market Value with respect to each of the Target Companies. In addition, at any time during the Exercise Period, Optionee may prepare and deliver to Grantor written notice of its determination of Fair Market Value with respect to each of the Target Companies; provided, however, that in no event shall Optionee do so more than twice in any twelve (12) month period. Within ten (10) days following any such delivery, Grantor may deliver written notice (the “Protest Notice”) to Optionee of any disagreement that Grantor may have as to such Fair Market Value determinations. The failure of Grantor to deliver such Protest Notice within the prescribed time period will constitute Grantor’s acceptance of the Fair Market Value determinations delivered by Optionee.
     3.3 If Grantor deliver a Protest Notice and Grantor and Optionee are unable to resolve any disagreement as to Optionee’s Fair Market Value determinations within ten (10) days following Optionee’s receipt of the Protest Notice, then the amounts in dispute will be promptly referred to an independent valuation professional mutually agreed to by Optionee and Grantor (the “Arbitrator”) for final arbitration within thirty-five (35) days after the matter is submitted to the Arbitrator, which arbitration shall be final and binding on both Optionee and Grantor and upon each Target Company. The Arbitrator shall act as an arbitrator to determine Fair Market Value with respect to each of the Target Companies, which shall not be less than the Fair Market Value determinations initially specified by Optionee or greater than the Fair Market Value determinations specified in the Protest Notice. Optionee and Grantor agree to execute, if requested by the Arbitrator, a reasonable engagement letter. The fees and expenses of the Arbitrator shall be paid by either (i) Optionee if the Final Fair Market Value determinations, in the aggregate, are more than 10% greater than the Fair Market Value determinations, in the aggregate, initially specified by Optionee or (ii) Grantor in all other cases. The term “Final Fair Market Value,” as used in this Agreement, shall mean, as applicable, the Fair Market Value with respect to a Target Company accepted by Grantor in accordance with Section 3.2, the Fair Market Value with respect to a Target Company agreed to by Grantor and Optionee or the Fair Market Value with respect to a Target Company determined by the Arbitrator in accordance with this Section 3.3.
     3.4 Optionee may provide notice to Grantor (the “Option Notice”) of its election to exercise the Option within sixty-five (65) days after the determination of any Final Fair Market Value. The Option Notice shall set forth the date, no more than twenty (20) days after the date on which the Option Notice is sent, on which the Securities Purchase Agreement shall be executed and the Closing shall occur. If at any time after April 14, 2009, the condition in clause (i) of the definition of Tax Conditions is satisfied, but those in any or all of clauses (ii), (iii) or (iv) are not, upon Optionee’s written request, Optionee and Grantor shall endeavor in good faith to restructure the business associated with the Premises (as defined in each of the Leases) so that Optionee will contribute the Premises and Grantor will contribute (or cause their Affiliates to contribute) the Membership Contracts to a new joint venture, through which Optionee and/or one or more of its Affiliates and Grantor and/or one or more of their Affiliates will jointly operate the business associated with the Premises; provided, however, that in the event the parties are unable to consummate such a restructuring and joint venture after endeavoring in good faith to do so for a reasonable period of time, such written request shall be deemed to be rescinded without any liability or obligation whatsoever, and the Option and this Agreement shall continue in fill force and effect.
     3.5 Notwithstanding anything to the contrary contained herein, (i) if any event, circumstance or occurrence which has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, affairs, assets, operations, employee relations, condition (financial or otherwise) or valuation of any Target Company and such Target Company’s Subsidiaries, taken as a whole (a “Material Adverse Effect”), arises after the date on which Optionee sends an Option Notice and prior to the Closing, or (ii) any change to the Securities Purchase Agreement is requested by Grantor pursuant to Section 2.3, Optionee may rescind such Option Notice without any liability or obligation whatsoever by giving written notice thereof to Grantor. In the event of any such rescission of an Option Notice, the Option and this Agreement shall continue in fill force and effect.
ARTICLE IV
Representations and Warranties of Grantor and the Company
     Grantor and the Target Companies, individually or collectively, as applicable, hereby jointly and severally represent and warrant to Optionee as follows:
     4.1 PATT is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. PATT has the requisite legal and corporate power and authority to own all the properties owned by it, and to conduct its business as presently being conducted and as proposed to be conducted by it.
     4.2 OW is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. OW has the requisite legal and corporate power and authority to own all the properties owned by it, and to conduct its business as presently being conducted and as proposed to be conducted by it.
     4.3 PTP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. PTP has the requisite legal and corporate power and authority to own all the properties owned by it, and to conduct its business as presently being conducted and as proposed to be conducted by it.

     4.4 MAR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. MAR has the requisite legal and corporate power and authority to own all the properties owned by it, and to conduct its business as presently being conducted and as proposed to be conducted by it.
     4.5 Grantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.
     4.6 Grantor and each of the Target Companies has the requisite corporate power and authority to enter into this Agreement and the Securities Purchase Agreement and to carry out and perform their respective obligations under the terms of this Agreement and the Securities Purchase Agreement.
     4.7 All entity action on the part of Grantor and each of the Target Companies, and their respective directors (or others performing similar functions) and equity holders necessary for the authorization, execution, delivery and performance by Grantor and each of the Target Companies of this Agreement and the Securities Purchase Agreement, as applicable, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement is, and upon execution and delivery, the Securities Purchase Agreement will be, a legal, valid and binding obligation of Grantor and each of the Target Companies and enforceable against Grantor and each of the Target Companies in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of equitable remedies.
     4.8 None of the execution and delivery of this Agreement and the Securities Purchase Agreement, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby and the fulfillment by Grantor and each of the Target Companies of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the articles or certificate of incorporation, by-laws, articles or certificate of formation, partnership agreement or operating agreement, as applicable, of Grantor, each of the Target Companies, or any subsidiary of the Target Companies; (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which Grantor, the Target Companies or Subsidiaries of the Target Companies is a party or by which they or any of their assets may be bound, or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to Grantor, the Target Companies or any Subsidiaries of the Target Companies or any of their assets.
     4.9 The authorized equity interests of each Target Company and its respective Subsidiaries are as set forth on Schedule 4.5. The only equity interests of each Target Company and its respective Subsidiaries issued and outstanding, reserved for issuance or committed to be issued are as set forth on Schedule 4.5. The issued and outstanding equity interests of each Target Company and its respective Subsidiaries are owned beneficially and of record by the

Persons, in the amounts set forth on Schedule 4.5. All outstanding securities of each Target Company and its respective Subsidiaries were issued in compliance with all federal and state securities laws. There are no stock appreciation rights, phantom stock plan, rights to an interest in profits or revenues, or any similar rights outstanding with respect to any Target Company or any of its Subsidiaries.
     4.10 Each of the Securities was validly issued, and is a fully paid and non-assessable partnership or membership interest of the relevant Target Company, owned beneficially and of record by Grantor, free and clear of all Liens (other than the PA Option). There are no agreements, arrangements, options (other than the PA Option), warrants, calls, rights or commitments of any character relating to the voting (including, without limitations, voting trusts and proxies), sale, purchase, redemption or other transfer of any of the equity interests of any Target Company or any of such Target Company’s Subsidiaries granted by Grantor, the Target Company or any of such Target Company’s Subsidiaries or to which any of them is a party. Grantor has sole voting power, sole power of disposition and sole power to enter into this Agreement and the Securities Purchase Agreement with respect to all of the Securities, with no limitations, qualifications or restrictions on such rights and powers, and Grantor has not granted and Grantor will not grant such rights and powers to any other Person.
     4.11 Grantor has conducted no business or operations other than owning the Securities and has no liabilities or obligations other than with respect to Taxes and the negotiation, execution and delivery of this Agreement.
     4.12 No agent, broker, investment banker, Person or firm acting on behalf of Grantor, any Target Company or any Subsidiary of any Target Company, or under the authority thereof, is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.
ARTICLE V
Representations and Warranties of Optionee
     Optionee hereby represents and warrants to Grantor and the Company as follows:
     5.1 Optionee is a real estate investment trust duly organized, validly existing and in good standing under the laws of the Maryland.
     5.2 Optionee has requisite corporate power and authority to enter into this Agreement and the Securities Purchase Agreement and to carry out and perform its obligations under the terms of this Agreement and the Securities Purchase Agreement.
     5.3 All entity action on the part of Optionee, and its directors (or others performing similar functions) and equity holders necessary for the authorization, execution, delivery and performance by Optionee of this Agreement and the Securities Purchase Agreement, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement is, and upon execution and delivery the Securities Purchase Agreement will be, legal, valid and binding obligations of Optionee, enforceable against Optionee in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of equitable remedies.
     5.4 None of the execution and delivery of this Agreement and the Securities Purchase Agreement, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, and the fulfillment by Optionee of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the articles or certificate of incorporation, by-laws, articles or certificate of formation, partnership agreement or operating agreement, as applicable, of Optionee or (b) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to Optionee or any of its assets.
     5.5 No agent, broker, investment banker, Person or firm acting on behalf of any of Optionee, or under the authority thereof, is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.
ARTICLE VI
Covenants of Grantor and the Company
     6.1 Each Target Company will, and Grantor will cause such Target Company to, deliver to Optionee:
          (a) Copies of its financial statements and other information required to be delivered under paragraphs 20(b) and 30 of the Leases;
          (b) Promptly upon receipt thereof, copies of all other reports or management letters, if any, submitted to any Target Company or any of its Subsidiaries by independent public accountants in connection with any annual or interim audit of the books of such Target Company or any of its Subsidiaries made by such accountants;
          (c) Promptly upon Optionee’s request, notice of any default or breach of, or default under, any material agreement or arrangement to which any Target Company or any of its Subsidiaries is a party or by which any of them is bound;
          (d) Promptly upon the occurrence thereof, notice of any event, circumstance or occurrence that in the reasonable judgment of Grantor or a Target Company has had, or will have, individually or in the aggregate, a Material Adverse Effect;
          (e) Copies of any other documents or data furnished to equity holders of a Target Company regarding the Target Company or its affairs, simultaneously with the furnishing of such documents to such equity holders; and
          (f) With reasonable promptness, such other data and information as from time to time may be reasonably requested by Optionee.

     6.2 Each Target Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP and cause all financial statements or information delivered under Section 6.1 to be prepared in accordance with GAAP
     6.3 Each Target Company will comply, and will cause its Subsidiaries to comply, in all material respects with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets.
     6.4 Each Target Company will preserve, protect, and maintain, and cause each of the its Subsidiaries to preserve, protect, and maintain all rights (including corporate existences), franchises, accreditation, privileges, and properties the failure of which to preserve, protect, and maintain could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Target Company will comply and cause each of its Subsidiaries to comply, with all material agreements and contracts to which they are a party.
     6.5 Optionee shall have reasonable access upon reasonable prior notice during regular business hours to each Target Company’s and each Subsidiary of such Target Company’s personnel, properties, contracts, books and records, and other documents and data of such Target Company and Subsidiary, and Optionee may, at its own expense, make copies of all such contracts, books and records, and other existing documents and data. Grantor shall have the right to be present at any meeting between Optionee and such Target Company’s or its Subsidiaries’ personnel and any inspection by Optionee of the Target Company’s or its Subsidiaries’ properties. Without limitation of the foregoing, Optionee shall have the right to discuss and consult with a Target Company’s or its Subsidiary’s officers, directors, employees, consultants, lenders and accountants regarding the operations and financial affairs of such Target Company and its Subsidiaries.
     6.6 Each Target Company will, and Grantor will cause such Target Company to, cause each certificate representing such Target Company’s securities to be stamped or otherwise imprinted with a legend to substantially the following effect:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN OPTION AGREEMENT DATED JANUARY 1, 2008, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPLE OFFICES OF THE CORPORATION”
     6.7 Grantor shall conduct no business or operations other than owning the Securities and shall not enter into any agreements or incur any liabilities or obligations other than with respect to the performance of this Agreement.
     6.8 Except for the PA Option, without the prior written consent of Optionee, neither Grantor nor any Target Company will, nor cause a Target Company’s Subsidiaries to:
          (a) authorize, issue or sell or enter into any agreement providing for the issuance or sale (contingent or otherwise) of any equity securities or debt securities with equity features or any other security directly or indirectly convertible, exercisable or exchangeable for any of the foregoing of a Target Company or any of its Subsidiaries;
          (b) except as expressly and affirmatively authorized under the Leases, where applicable, consummate, authorize, approve or enter into any agreement providing for a merger, consolidation, recapitalization, or reorganization of any Target Company or any of its Subsidiaries;
          (c) consummate, authorize, approve or enter into any agreement providing for a liquidation or dissolution of, or the filing of (or the acquiescence in the filing of) a petition in bankruptcy or similar proceeding with respect to, any Target Company or any of its Subsidiaries;
          (d) authorize, approve or enter into, any agreement providing for (i) any acquisition of any material interest in any other business or entity (whether such transaction is structured as an asset purchase, an equity purchase, a merger or otherwise) or (ii) except as expressly and affirmatively authorized under the Leases, the sale, lease or other disposal of more than 5% of any Target Company’s consolidated assets in any twelve (12) month period;
          (e) except as expressly and affirmatively authorized under the Leases, authorize, declare or approve or enter into any agreement providing for the authorization, declaration or approval of any direct or indirect dividend or other distribution on any class of equity securities or debt securities with equity features or any other security directly or indirectly convertible, exercisable or exchangeable for any of the foregoing, or any redemption or repurchase thereof;
          (f) except as expressly and affirmatively authorized under the Leases, authorize, approve or enter into any agreement providing for any material transaction with an Affiliate of any Target Company or with an Affiliate of any member of management of any Target Company or a family member thereof, other than salary, benefits, advances and expense reimbursement to employees of any Target Company in the ordinary course of business;
          (g) except as expressly and affirmatively authorized under the Leases, pay, repurchase, discharge, settle or otherwise satisfy and claim, liability or obligation in excess of $100,000 other than in the ordinary course of business, consistent with past practice;
          (h) authorize, approve or enter into any material agreement, arrangement or understanding that would require a third Person’s consent prior to the consummation of the transactions contemplated by the this Agreement and the Securities Purchase Agreement;
          (i) take any action, or omit to take any action, that will result in, or could reasonably be expect to result in, an increase in the equity value of any Target Company or any Subsidiary of any Target Company other than in the ordinary course of business consistent with past practice; and
          (j) authorize, approve or enter into any agreement or commitment to take any of the foregoing actions.

     6.9 Each Target Company shall deliver with each Financial Statement and Schedule a certificate, duly executed by such Target Company, that as of the applicable dates thereof, such Financial Statement or Schedule is true and correct in all material respects.
     6.10 The covenants set forth in this Article VI shall terminate (i) upon the Closing or (ii) upon the end of the Option Term (the “Termination Date”).
ARTICLE VII
Pledge and Deposit of Securities; Power of Attorney
     7.1 To secure performance of Grantor’s obligations under this Agreement, Grantor (a) grants to Optionee a security interest in all of the Securities owned by Grantor, (b) pledges and deposits as security with Optionee the Securities owned by Grantor on the date hereof and delivers to Optionee certificates therefor accompanied by an assignment separate from interest duly executed in blank by Optionee, and (c) assigns, transfers, hypothecates, mortgages, charges and sets over to Optionee all of Grantor’s right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by Optionee upon the terms and conditions set forth in this Article. If Grantor shall acquire (by purchase, distribution or otherwise) any additional partnership interests of any Target Company at any time or from time to time after the date hereof, Grantor will forthwith pledge and deposit such partnership interests as security with Optionee and deliver to Optionee certificates therefor accompanied by an assignment separate from interest duly executed in blank by Grantor. Grantor hereby authorizes Optionee to file Uniform Commercial Code financing statements evidencing the security interests.
     7.2 The security interests in the Securities granted to Optionee pursuant to this Agreement shall secure the timely performance of all duties and obligations of Grantor and each Target Company under this Agreement and the Securities Purchase Agreement (the “Secured Obligations”).
     7.3 Unless and until an Event of Default shall have occurred and be continuing for a period of three (3) Business Days (as defined in the Leases) after notice thereof, to the extent not otherwise prohibited or limited under the Leases, Grantor shall be entitled to all rights of a holder of the Securities owned by Grantor, including, without limitation, to vote, give consents, waivers or ratifications in respect thereof and to receive dividends and other distributions thereon, provided that no such action may be taken which would violate or be inconsistent with any of the terms of this Agreement, or any other instrument or agreement referred to herein, or which would have the effect of impairing the position or interests of Optionee. All such rights of Grantor shall cease in case an Event of Default shall occur, which failure shall continue for a period of three (3) Business Days after notice thereof. In case an Event of Default shall have occurred and be continuing for a period of three (3) Business Days after notice thereof in addition to any other rights under this Agreement, Optionee is authorized to vote all or any part of the Securities and give all consents, waivers and ratifications in respect of such Securities. To facilitate voting of the Securities by Optionee after an Event of Default, Grantor shall execute and deliver to Optionee, concurrently with the execution hereof, a proxy in the form of Exhibit B attached hereto and by reference made a part hereof.

     7.4 Grantor and each Target Company agree to do such further acts and things and to execute and deliver to Optionee such conveyances as Optionee may reasonably require or deem advisable to carry into effect the purposes of this Article VII or to further assure and confirm unto Optionee its rights, powers and remedies hereunder.
     7.5 Except with respect to the PA Option, Grantor will defend Optionee’s right, title and lien in and to the Securities against the claims and demands of all Persons.
     7.6 The obligations of Grantor under this Article VII will be absolute and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from this Agreement, or any assignment or transfer of any hereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement; (c) any furnishing of any additional security to Optionee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by Optionee; or (d) any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor.
     7.7 The security interest created hereunder shall terminate on the Termination Date. Upon the termination of the security interest created herein in accordance with this Section 7.7, Optionee, at the request and expense of Grantor, will duly assign, transfer and deliver to the applicable Grantor (without recourse and without any representation or warranty) the Securities and the certificates evidencing the Securities.
     7.8 Grantor represent and warrant that this Agreement creates, as security for the Secured Obligations, a valid and enforceable perfected lien on the Securities in favor of Optionee and no consent, filing, recording or registration is required to perfect the lien purported to be created by this Agreement.
     7.9 In the event Grantor or any Target Company shall fail to comply with any of its obligations under Section 2.3, which failure shall continue for a period of three (3) Business Days after notice thereof, in addition to any other rights under this Agreement, Grantor and each Target Company constitutes and appoints Optionee as such party’s true and lawful attorney-in-fact, and in such party’s name, place and stead, to make, execute, sign, acknowledge and deliver the Securities Purchase Agreement and all other documents which Optionee deems appropriate to cause Grantor and each Target Company to comply with their respective obligations under Section 2.3. The foregoing power of attorney shall survive the transfer of Securities, is coupled with an interest, and, until the Termination Date, shall be irrevocable to the fullest extent permitted by law. Bach Grantor and the Company hereby waive any and all defenses or claims which may be available to contest, negate or disaffirm the action of Optionee taken in good faith under this power of attorney at any time prior to the Termination Date.

ARTICLE VIII
Miscellaneous Provisions
     8.1 Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only by the written agreement of each of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. No failure to exercise or delay in the exercise of any right, power or remedy accruing upon any breach or default under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
     8.2 All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of a party hereto. Notwithstanding anything in the contrary contained herein, in no event shall Optionee be entitled to receive any equity securities or assets of any Target Company or any subsidiary of such Target Company or the proceeds thereof as a remedy for any breach of any representation, warranty or covenant (other than Section 2.3) contained herein by Grantor or any Target Company.
     8.3 GRANTORS, EACH TARGET COMPANY AND OPTIONEE HEREBY IRREVOCABLY AGREE THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS AND HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN CHICAGO, ILLINOIS AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     8.4 Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.
     8.5 The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement without the posting of a bond or other security.
     8.6 Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:
     If to Optionee, to:
MHC T1000 Trust
c/o Equity Lifestyle Properties, Inc.
Two N. Riverside Plaza, Suite 800
Chicago, Illinois 60606
Attention: General Counsel
     with a copy to:
Paul, Hastings, Janofsky & Walker, LLP
191 North Wacker Drive, 29th Floor
Chicago, Illinois 60606
Attention: Daniel J. Perlman, Esq.
     If to Grantor or any Target Company, to:
Privileged Access, LP
c/o Thousand Trails, LP
3801 Parkwood Blvd., Suite 100
Frisco, TX 75034
Attention: Chief Financial Officer
Telephone: 214-618-7273
Facsimile: 214-618-7285
     with a copy to:
Privileged Access, LP
c/o Thousand Trails, LP
3801 Parkwood Blvd., Suite 100
Frisco, TX 75034
Attention: Legal Department
Telephone: 214-618-7217
Facsimile: 214-618-7230
     8.7 All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, but will not be assignable or delegable by Grantor or any Target Company without the prior written consent of Optionee, or by Optionee without the prior written consent of Grantor, except for assignments or delegations by Optionee or its permitted assignees to one or more of its or their Affiliates.
     8.8 Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
     8.9 This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.
     8.10 This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, e-mail of a PDF file or other electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the reasonable request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, e-mail of a PDF file or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, e-mail of a PDF file or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
     8.11 This Agreement, the Recitals and all the Schedules and Exhibits attached to this Agreement (all of which shall be deemed incorporated in the Agreement and made a part hereof) set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, of the parties hereto, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof
     8.12 Grantor and the Target Companies agree that any Event of Default (as defined in each of the Leases) under any of the Leases shall be a default under this Agreement.
     8.13 This Amended and Restated Option Agreement is a restated and amended version of the Option Agreement dated as of April 14, 2006, between KTTI Holding Company, LLC, a Delaware limited liability company and KTTI GP, LLC, a Delaware limited liability company, as grantors, Thousand Trails Operations Holding Company, L.P., a Delaware limited partnership, and MHC T1000 Trust, a Maryland real estate investment trust, as optionee. Any disputes related to this Option Agreement, arising, in whole or in part, after the date of this Amended and Restated Option Agreement shall be governed by this Option Agreement, as so restated and amended.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date first above written.

GRANTOR Privileged Access, LP, a Delaware limited partnership By Privileged Access GP Corp., its general partner
By:	/s/ Joe McAdams
	Name:	Joe McAdams
Its: President

TARGET COMPANIES PATT Holding Company, LLC, a Delaware limited liability company
By:	/s/ Walter B. Jaccard
	Name:	Walter B. Jaccard
	Its:	Vice President

Outdoor World Resorts, LLC, a Delaware limited liability company
By:	/s/ Walter B. Jaccard
	Name:	Walter B. Jaccard
	Its:	Vice President

Pa-Trails Plus, LLC, a Delaware limited liability company
By:	/s/ Walter B. Jaccard
	Name:	Walter B. Jaccard
	Its:	Vice President

Mid-Atlantic Resorts, LLC, a Delaware limited liability company
By:	/s/ Walter B. Jaccard
	Name:	Walter B. Jaccard
	Its:	Vice President

OPTIONEE MHC T1000 TRUST
By:	/s/ Marguerite Nader
	Name:	Marguerite Nader
Its: Vice President

Schedule 4.5
Capitalization

Schedule 4.5
Equity Interests of the Company and each Subsidiary

Company	Partnership Interests/Members
PATT	Interests in PATT are held 100% by PA

OW	Interests in OW are held 100% by PA

PAP	Interests in PAP are held 100% by PA

MAR	Interests in MAR are held 100% by PA

Subsidiaries of PATT

TTO	General Partner is KTTI GP, LLC
Interests in limited partnership are held 99% by PATT and 1% by KTTI GP, LLC

KTTI GP LLC	Sole member is PATT

Subsidiaries of TTO

Leisure Time Resorts, LP.	General partner is Trails GP, LLC
Interests in limited partnership are held 99% by TTO and 1% by Trails GP, LLC

National American Corporation, LP.	General partner is Trails GP, LLC
Interests in limited partnership are held 99% by TTO and 1% by Trails GP, LLC

Thousand Trails, LP.	General partner is Trails GP, LLC
Limited partnership interests are held 99% by TTO and 1% by Trails GP, LLC

Trails GP, LLC.	Sole member is TTO

Resort Parks International, LLC.	Sole member is TTO

Outstanding Capital Stock
and Holder of Such Capital
Subsidiary	Authorized Capital Stock	Stock
Thousand Trails Insurance Group, LLC		Owned 50% by Thousand Trails, LP

4.5-1

Outstanding Capital Stock
and Holder of Such Capital
Subsidiary	Authorized Capital Stock	Stock
Thousand Trails (Canada), ULC	1,000 shares of Common Stock, no par value	100 shares of Common Stock, no par value

Owned 100% by TTO

Thousand Trails Management Services, Inc.	100,000 shares of Common Stock, $0.01 par value	100,000 shares of Common Stock, $0.01 par value

Owned 100% by TTO

Beech Mountain Lakes Corporation	10 shares of Common Stock, $100 par value	10 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

Chief Creek Corporation	1,000 shares of Common Stock, $100 par value	1,000 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

Christmas for Children	Non-Profit Company with 501(c)(3) status	No shares

Coast Financial Services, Inc.	3,000 shares of Common Stock, $0.01 par value	3,000 shares of Common Stock, $0.01 par value

Owned 100% by TTO

Dixie Resort Corporation	100 shares of Common Stock, $10 par value	100 shares of Common Stock, $10 par value

Owned 100% by National American Corporation, LP

Foxwood Corporation	250 shares of Common Stock, $100 par value	250 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

G.L. Land Development Corporation	250 shares of Common Stock, $100 par value	250 shares of Common Stock, $100 par value

4.5-2

Outstanding Capital Stock
and Holder of Such Capital
Subsidiary	Authorized Capital Stock	Stock
Owned 100% by National American Corporation, LP

Lake Royale Corporation	250 shares of Common Stock, $100 par value	250 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

Lake Tansi Village, Inc.	250 shares of Common Stock, $100 par value	10 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

LML Resort Corporation	1,000 shares of Common Stock, $1 par value	1,000 shares of Common Stock, $1 par value

Owned 100% by National American Corporation, LP

Quail Hollow Plantation Corporation	100 shares of Common Stock, $10 par value	100 shares of Common Stock, $10 par value

Owned 100% by National American Corporation, LP

Recreation Land Corporation	500 shares of Common Stock, $100 par value	500 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

Resort Land Corporation	500 shares of Common Stock, $100 par value	500 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

Tansi Resort, Inc.	12,000 shares of Common Stock, $5 par value	12,000 shares of Common Stock, $5 par value

Owned 100% by Lake Tansi Village, Inc.

4.5-3

Outstanding Capital Stock
and Holder of Such Capital
Subsidiary	Authorized Capital Stock	Stock
The Kingston Corporation	5,000 shares of Common Stock, $5 par value	5,000 shares of Common Stock, $5 par value

Owned 100% by Foxwood Corporation

Westwind Manor Corporation	10 shares of Common Stock, $100 par value	10 shares of Common Stock, $100 par value

Owned 100% by National American Corporation, LP

Wolf Run Manor Corporation	5,000 shares of Common Stock, par value	5,000 shares of Common Stock, par value

Owned 100% by Recreation Land Corporation

4.5-4